SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 6, 2006

TENFOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-25661	83-0302610
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

698 West 10000 South, Suite 200

South Jordan, Utah 84095

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (801) 495-1010

Not applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01	Entry into a Material Definitive Contract

On February 6, 2006, TenFold amended Promissory Notes originally executed in December 2005, to extend the maturity date of the notes. These three identical notes are due to Robert W. Felton, TenFold’s Chairman, President, and Chief Executive Officer; Wasatch Investments LLC, an investment entity associated with TenFold Director Robert E. Parsons, Jr.; and First Media TF Holdings LLC, an investment entity associated with TenFold Director Ralph W. Hardy Jr., each in the amount of $200,000. Reference is made to the form of Amendment to Promissory Note attached as Exhibit 99.1.

The notes are intended to provide interim financing to TenFold while it seeks to secure equity financing. The notes, as amended, are senior to other TenFold indebtedness and equity, bear interest at 10% and are due upon the earlier to occur of March 31, 2006, the closing of equity financing of $2 million or more, or a liquidation event.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Number	Description
99.1	Form of Amendment to Promissory Note

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENFOLD CORPORATION

By:	/s/ Robert P. Hughes
Name:	Robert P. Hughes
Title:	Chief Financial Officer

Dated: February 6, 2006

EXHIBIT INDEX

Number	Description
99.1	Form of Amendment to Promissory Note